FOR IMMEDIATE RELEASE

APAC Customer Services, Inc. Announces Record Date and Meeting Date for Special Meeting of Shareholders

BANNOCKBURN, Ill. – August 17, 2011 – APAC Customer Services, Inc. (“APAC”) (NASDAQ: APAC) announced today that it has established a record date of September 14, 2011 for a special meeting of its shareholders to be held on October 12, 2011 (the “Special Meeting”) to consider and vote on proposals related to the previously announced agreement and plan of merger, dated as of July 6, 2011, by and among APAC and affiliates of One Equity Partners, the private investment arm of JPMorgan Chase & Co.

APAC shareholders of record as of the close of business on Wednesday, September 14, 2011 will be entitled to receive the notice of, and to vote at, the Special Meeting. The Special Meeting is scheduled to be held on October 12, 2011.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of quality customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment, financial services and technology industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is http://www.apaccustomerservices.com.

Additional Information

In connection with the proposed merger, APAC will file with the SEC relevant materials, including a definitive proxy statement on Schedule 14A with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of APAC. APAC URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT INCLUDING ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER RELEVANT DOCUMENTS APAC FILES WITH THE SEC REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT APAC AND THE PROPOSED ACQUISITION. Copies of all documents filed with the SEC regarding this transaction can be obtained, free of charge, at the SEC’s website (www.sec.gov). They can also be obtained from the Investor Relations section of APAC’s website at http://ir.apaccustomerservices.com/index.cfm.

APAC and its respective directors, executive officers and certain other members of management may be soliciting proxies from APAC shareholders in favor of the merger. Information regarding the persons who, under the rules of the SEC, may be deemed participants in the solicitation of the APAC shareholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about APAC’s executive officers and directors in the proxy statement for APAC’s 2011 annual meeting of shareholders, filed with the SEC on April 22, 2011. Copies of these documents may also be obtained from APAC as described above.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the Company’s management. The risks included below are not exhaustive.  The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the Company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements and the timing of the events described above: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the Company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce; the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the Company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks and changes to laws in other countries; its principal shareholder can exercise significant control over the Company; its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God, political instability or other events outside its control; the impact from unauthorized disclosure of sensitive or confidential client or customer data; the inability to complete the acquisition in a timely manner, if at all; the inability to complete the acquisition due to the failure to obtain stockholder approval or the failure to satisfy other conditions to complete the acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement; the possibility that competing offers will be made; the effect of a change in the Company’s business relationships, operating results and business generally; diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the acquisition; legal proceedings instituted against the Company or others relating to the acquisition and the outcome of such proceedings; and other risk factors listed in the Company’s most recent SEC filings.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission.  Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com  and on a website maintained by the SEC at http://www.sec.gov.

Company:
APAC Customer Services, Inc.
Andrew B. Szafran, 847-374-1949
Senior Vice President and Chief Financial Officer
ABSzafran@APACMail.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Harriet Fried / Jody Burfening, 212-838-3777
HFried@lhai.com